CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________________________________________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA

(Exact name of trustee as specified in its charter)

New York	13-2774727
(Jurisdiction of incorporation	(I.RS. Employer
or organization if not a U.S.	Identification No.)
national bank)

452 Fifth Avenue, New York, NY	10018-2706
(212) 525-5600	(Zip Code)
(Address of principal executive offices)

Warren L. Tischler, SVP

HSBC Bank USA

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

STRUCTURED ASSET SECURITIES CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	74-2440850
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

745 Seventh Avenue
New York, NY	10019
(212) 526-7000	(Zip Code)
(Address of principal executive offices)

Asset-Backed Securities

(Title of Indenture Securities)

*TABLE OF ADDITIONAL REGISTRANTS

Name, Address and Telephone Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

DF Enterprises, Inc.	Delaware	51-0406399
300 Delaware Avenue, 9th Floor
Wilmington, DE 19801
(302) 552-3200

Elizabeth Arden (Financing), Inc.	Delaware

Elizabeth Arden International Holding, Inc.	Delaware	54-2021921
14100 NW 60th Avenue
Miami Lakes, FL 33014
(305) 818-8000

Elizabeth Arden Travel Retail, Inc.	Delaware

FD Management, Inc.	Delaware	51-0406398
300 Delaware Avenue, 9th Floor
Wilmington, DE 19801
(302) 552-3200

RDEN Management, Inc.	Delaware

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

State of New York Banking Department.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System,

Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 16. List of Exhibits

Exhibit

T1A(i)

(1)

Copy of the Organization Certificate of HSBC Bank

USA.

T1A(ii)

(1)

Certificate of the State of New York Banking

Department dated December 31, 1993 as to the authority

of HSBC Bank USA to commence business as amended

effective on March 29, 1999.

T1A(iii)

Not applicable.

T1A(iv)

(2)

Copy of the existing By-Laws of HSBC Bank USA as

amended on April 11, 2002.

T1A(v)

Not applicable.

T1A(vi)

(3)

Consent of HSBC Bank USA required by Section

321(b) of the Trust Indenture Act of 1939.

T1A(vii)

Copy of the latest report of condition of the trustee

(March 31, 2004), published pursuant to law or the

requirement of its supervisory or examining authority.

T1A(viii)

Not applicable.

T1A(ix)

Not applicable.

(1)

Exhibits previously filed with the Securities and Exchange Commission with Registration No. 022-22429 and incorporated herein by reference thereto.

(2)

Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-88532 and incorporated herein by reference thereto.

(3)

Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-113911 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 18th day of June, 2004.

HSBC BANK USA

By: /s/ Wendy Zhang

Wendy Zhang

Assistant Vice President

Federal Financial Institutions Examination Council

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System

OMB Number: 7100-0036

Federal Deposit Insurance Corporation

OMB Number: 3064-0052

Office of the Comptroller of the Currency

OMB Number: 1557-0081

Expires April 30, 2006

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices-FFIEC 031

Report at the close of business March 31, 2004	(19980930) (RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,

       Joseph R. Simpson, Controller

Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

   /s/ Joseph R. Simpson

Signature of Officer Authorized to Sign Report

     5/14/04

Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ Sal H. Alfieri

Director (Trustee)

   /s/ Bernard J. Kennedy

Director (Trustee)

   /s/ Martin Glynn

Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)

in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)

in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	0	0	5	8	9
	(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)						HSBC Bank USA Legal Title of Bank (TEXT 9010) Buffalo City (TEXT 9130) N.Y. 14203 State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA                         of Buffalo

Name of Bank                               City

in the state of New York, at the close of business March 31, 2004

ASSETS
		Thousands of dollars

Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$ 2,445,482
b. Interest-bearing balances		724,042
Held-to-maturity securities		4,516,506
Available-for-sale securities		12,610,486
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		1,280,000
b. Securities purchased under agreements to resell		2,553,579
Loans and lease financing receivables:
Loans and leases held for sale		$ 1,387,114
Loans and leases net of unearned income	$ 50,804,587
LESS: Allowance for loan and lease losses	356,202
Loans and lease, net of unearned income, allowance, and reserve		$ 50,448,385
Trading assets		16,674,422
Premises and fixed assets		656,161
Other real estate owned		12,080
Investments in unconsolidated subsidiaries		261,586
Customers' liability to this bank on acceptances outstanding		49,956
Intangible assets: Goodwill		2,172,973
Intangible assets: Other intangible assets		422,358
Other assets		3,651,155
Total assets		99,867,085

LIABILITIES

Deposits:
In domestic offices		45,681,355
Non-interest-bearing	6,730,958
Interest-bearing	38,950,397
In foreign offices		23,356,100
Non-Interest-bearing	496,651
Interest-bearing	22,859,449

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		188,845
b. Securities sold under agreements to repurchase		214,973

Trading Liabilities		11,997,369
Other borrowed money		4,037,009
Bank's liability on acceptances		49,956
Subordinated notes and debentures		2,533,298
Other liabilities		3,501,042
Total liabilities		91,559,947
Minority Interests in consolidated Subsidiaries		226

EQUITY CAPITAL

Perpetual preferred stock and related surplus		-
Common Stock		205,000
Surplus		6,928,952
Retained earnings		1,022,255
Accumulated other comprehensive income		150,705
Other equity capital components
Total equity capital		8,306,912
Total liabilities, minority interests and equity capital		99,867,085